UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant	[x]
Filed by a Party other than the Registrant	[ ]

Check the appropriate box:
[X]Preliminary Proxy Statement
[  ]Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to §240.14a-12

SIMULATIONS PLUS, INC.
(Name of Registrant as Specified In Its Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X] No fee required.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:
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Notice of Annual Meeting of Shareholders
To be held February 18, 2005

The Annual Meeting of Shareholders of Simulations Plus, Inc. (the "Company") will be held on February 18, 2005, at 2:00 p.m., Pacific Time, at 1220 W. Avenue J, Lancaster, California, for the following purposes:

  To elect to the Board of Directors four (4) directors, to serve until the next Annual Meeting of Shareholders of the Company or until their successors are elected and qualified, subject to prior death, resignation or removal.
  To ratify the appointment of Rose, Snyder and Jacobs as Independent public accountants for the Company for the fiscal year ending August 31, 2005.
  To adopt an amendment to the Company's 1996 Stock Option Plan (the "Plan") to increase the number of shares available for issuance upon exercise of options issuable under the Plan from 1,250,000 to 1,500,000 shares.
  To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

All shareholders are cordially invited to attend the meeting, although only shareholders of record at the close of business on December 5, 2004 will be entitled to notice of and to vote at the meeting. A list of shareholders entitled to vote at the Annual Meeting will be open to inspection by the shareholders at the Company's principal office, 1220 W. Avenue J, Lancaster, California, for a period of 10 days prior to the Annual Meeting and at the Annual Meeting itself.

Shares can be voted at the meeting only if the holder is present in person or represented by proxy. We urge you to date and sign the enclosed proxy and return it in the accompanying envelope promptly so that your shares may be voted in accordance with your wishes and the presence of a quorum may be assured. We encourage you to do so even if you plan to attend the meeting in person. The prompt return of your signed proxy, regardless of the number of shares you hold, will aid the Company in reducing the expense of additional proxy solicitation. The giving of such proxy does not affect your right to vote in person in the event you attend the meeting.

By Order of the Board of Directors

Virginia Woltosz
Secretary

Lancaster, California
January 13, 2005

YOUR PROXY

PLEASE SIGN AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED POSTPAID ENVELOPE. SHOULD YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN THOUGH YOU HAVE GIVEN A PROXY. THE PROMPT RETURN OF YOUR PROXY WILL BE OF GREAT HELP IN PREPARATION FOR THE MEETING.

SIMULATIONS PLUS, INC.

1220 W. AVENUE J LANCASTER, CALIFORNIA 93534-2902 (661) 723-7723

Simulations Plus Inc. - Notice of Annual Meeting of Shareholders Pg. 1

Proxy Statement
To be held February 18, 2005

This proxy statement is furnished to the shareholders of Simulations Plus, Inc., a California corporation (the "Company"), in connection with the Annual Meeting of Shareholders (the "Meeting") to be held at the Company's Offices located at 1220 W. Avenue J, Lancaster, California 93534-2902, on February 18, 2005, at 2:00 p.m. local time.

The Meeting will be held to consider and vote on the following proposals:

PURPOSE OF MEETING

  To elect to the Board of Directors four (4) directors, to serve until the next Annual Meeting of Shareholders of the Company or until their successors are elected and qualified, subject to their prior death, resignation or removal.
  To ratify the appointment of Rose, Snyder and Jacobs as the independent registered public accounting firm for the Company for the year ending August 31, 2005.
  To adopt an amendment to the Company's 1996 Stock Option Plan (the "Plan") to increase the number of shares available for issuance upon exercise of options issuable under the Plan from 1,250,000 to 1,500,000 shares.
  To transact such other business as may properly come before the Meeting and any adjournments thereof.

A list of shareholders entitled to vote at the Annual Meeting will be open to inspection by the shareholders at the Company's principal office, 1220 W. Avenue J, Lancaster, California, for a period of 10 days prior to the Annual Meeting and at the Annual Meeting itself.

Requests should be addressed to the Company, Simulations Plus, Inc., to the attention of Walt Woltosz, Chief Executive Office r, 1220 W. Avenue J, Lancaster, California 93534, (661) 723-7723.

INCORPORATION BY REFERENCE

Simulations Plus, Inc., a California corporation (the "Company") is currently subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy and Proxy Statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and Proxy Statements and other information may be inspected and copied at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549; at its Northeast Regional Office, 233 Broadway, New York, NY 10279; and at its Midwest Regional Office, 175 West Jackson Blvd., Suite 900, Chicago, Illinois 60604, and copies of such materials can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington D.C. 20549 at prescribed rates. In addition, such materials may be accessed electronically at the Commission's site on the World Wide Web, located at http://www.sec.gov. The Company intends to furnish its shareholders with annual reports containing audited financial statements and such other periodic reports as the Company may determine to be appropriate or as may be required by law.

A copy of the Company's 2004 Annual Report on Form 10-KSB including financial statements for the years ended August 31, 2004 and 2003, is being mailed to all shareholders herewith. Except for any portion of the Form 10-KSB which is specifically incorporated by reference into this Proxy Statement, the Form 10-KSB is not to be regarded as proxy solicitation material or as a communication by means of which any solicitation is being made. THE COMPANY WI LL PROVI DE ANY SHAREHOLDER WITH A COPY OF ANY EXHIBIT TO THE FORM 10-KSB/A PURSUANTTO THE REQUEST PROCEDURE DESCRIBED IN THE FORM 10 KSB.

Simulations Plus Inc. - Notice of Annual Meeting of Shareholders Pg. 2

INFORMATION CONCERNING SOLICITATION AND VOTING

The following information is provided to shareholders to explain the use of this Proxy Statement for this Meeting:

RECORD DATE
Only shareholders of record at the close of business on December 5, 2004 are entitled to vote at the Meeting. The Company's Common Stock is its only class of voting securities. As of December 5, 2004, the Company had issued and outstanding 3,581,343 shares of Common Stock of record.

REVOCABILITY OF PROXIES
A PROXY FOR USE AT THE MEETING IS ENCLOSED. ANY STOCKHOLDER WHO EXECUTES AND DELIVERS A PROXY HAS THE RIGHT TO REVOKE IT AT ANY TIME BEFORE ITS EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING IT OR A DULY EXECUTED PROXY BEARING A LATER DATE. IN ADDITION, A STOCKHOLDER MAY REVOKE A PROXY PREVIOUSLY EXECUTED BY ATTEN DI NG TH E M EETI NG AND ELECTI NG TO VOTE I N PERSON.

VOTING AND SOLICITATION
Proxies are being solicited by the Board of Directors of the Company. The cost of this solicitation will be borne by the Company. Solicitation will be primarily by mail, but may also be made by telephone, fax transmission or personal contact by certain officers and directors of the Company, who will not receive any compensation therefore. Shares of Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS TO THE CONTRARY, PROPERLY EXECUTED PROXIES WILL BE VOTED FOR EACH OF THE PROPOSALS DESCRIBED ABOVE. No business other than that set forth in the accompanying Notice of Annual Meeting of Shareholders is expected to come before the Meeting. Should any other matter requiring a vote of shareholders properly arise, the persons named in the enclosed form of proxy will vote such proxy in accordance with the recommendation of the Board of Directors.

Each share of Common Stock is entitled to one vote for each share held as of record, and there are no preemptive rights. The law of the state of California and the Company's current Certificate of Incorporation (the "Certificate of Incorporation") and Bylaws do provide for cumulative voting for the election of directors or any other purpose.

The effect of cumulative voting is that the holders of a majority of the outstanding shares of Common Stock may not be able to elect all of the Company's directors. No shareholder will be entitled to cumulate votes for a candidate, however, unless that candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting, prior to the voting, of an intention to cumulate votes. A favorable vote consists of a simple majority of the shares entitled to vote at the meeting. The Company believes that as of December 5, 2004, the approximate number of shareholders of record of its common stock was 600 and that there were approximately 70 beneficial owners. This includes shares held in nominee or "street" accounts.

Only shareholders of record at the close of business on December 5, 2004 will be entitled to vote at the meeting. On December 5, 2004, there were 3,581,343 shares of the Common Stock issued and outstanding. Shareholders are entitled to one vote per share on all matters being submitted to shareholders at the meeting, other than with respect to the election of directors, for which cumulative voting is currently required under certain circumstances by applicable provisions of California Law. Under cumulative voting, each shareholder may give any one candidate whose name is placed in nomination prior to the commencement of voting a number of votes equal to the number of directors to be elected, multiplied by the number of votes to which the shareholder's shares are normally entitled, or distribute such number of votes among as many candidates as the shareholder sees fit.

The Board of Directors knows of only two shareholders who owned more than five percent of the outstanding voting securities of the Company as of the record date: Walter S. Woltosz and Virginia E. Woltosz. See "Beneficial Ownership of Common Stock."

QUORUM; ABSTENTIONS; BROKER NON-VOTES
Shares representing 50% of the voting power of the 3,581,343 shares of Common Stock outstanding on the Record Date, which have voting rights, must be represented at the Meeting to constitute a quorum for conducting business. In the absence of a quorum, the shareholders present in person or by proxy, by majority vote and without further notice, may adjourn the meeting from time to time until a quorum is attained. At any reconvened meeting following such adjournment at which a quorum shall be present, any business may be transacted which might have been transacted at the Meeting as originally notified.

Simulations Plus Inc. - Notice of Annual Meeting of Shareholders Pg. 3

The required quorum for the transaction of business at the Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR" or "AGAI NST" a matter are treated as being present at the Meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Meeting (the "Votes Cast") with respect to such matter.

The Company will count abstentions for purposes of determining both: (i) the presence or absence of a quorum for the transaction of business, and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). Accordingly, abstentions will have the same effect as a vote against the proposal.

Further, the Company intends to count broker non-votes for the purpose of determining the presence or absence of a quorum for the transaction of business, although broker non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's next Annual Meeting of Shareholders for the fiscal year ending August 31, 2005, must be received by the Company no later than August 20, 2005, in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

COMPANY STOCK PRICE PERFORMANCE

The stock price performance graph below is required by the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.

The graph below compares the cumulative total shareholder return on the Common Stock of the Company from the last day of the first month of trading of the Company's Common Stock upon the Company's initial public offering (June 30, 1997) to August 31, 2004 with the cumulative total return on the Russell 2000 Index, and the S&P 600 Small Cap Index (assuming the investment of $100 in the Company's Common Stock and in each of the indices on June 30, 1997, and reinvestment of all dividends).

The graph above was plotted using the following data:

Stock Performance: 8/31/04					Simulations Plus,
DATE	Russell 2000		S&P 600		Inc.
6/30/97	396.370	100.000	161.550	100.000	5.000	100.000
8/31/97	423.430	106.827	175.810	108.827	5.250	105.000
8/31/98	337.950	85.261	142.560	88.245	1.500	30.000
8/31/99	427.83	107.937	175.57	108.678	1.516	30.320
8/31/00	537.89	135.704	223.49	138.341	2.500	50.000
8/31/01	468.56	118.213	223.04	138.063	1.200	24.000
8/31/02	391.57	98.789	200.255	123.959	1.520	30.400
8/31/03	508.87	128.383	243.425	150.681	2.550	51.000
8/31/04	547.93	138.237	277.222	171.601	3.30	66.000

Simulations Plus Inc. - Notice of Annual Meeting of Shareholders Pg. 4

Information Relating to Various Proposals
Proposals for Voting

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors acts as a whole in determining the persons to be nominated as members of the Board of Directors. The Board of Directors identifies, screens and reviews potential directors for nominees for election to the Board at the Annual Meeting and candidates to fill any vacancies on the Board. When considering a potential candidate for membership on the Company's Board, the Board of Directors considers relevant business and industry experience and demonstrated character and judgment. The Board of Directors has not received any recommended nominations from any of the Company's shareholders in connection with this Annual Meeting.

The Board of Directors has nominated the persons named below for election as directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified.

VOTE REQUIRED

In order to be elected as a director, a nominee will have to receive a majority of the votes cast for that nominee, assuming a quorum (which consists of a majority of the shares entitled to vote at the meeting) is present at the meeting. See "Voting," above.

At the time of the Annual Meeting, the Board of Directors will consist of four incumbent members who are seeking to be elected at the meeting to hold office until the next meeting of shareholders and until their successors are elected and qualified. The Company's Bylaws presently provide for a Board of no less than three and no more than five directors, with the number of directors currently fixed at four.

Walter S. Woltosz, Virginia E. Woltosz, Dr. David Z. D'Argenio, and Dr. Richard R. Weiss, all of whom are incumbent directors, have been nominated by the Board of Directors for election as directors of the Company. All of the nominees have informed the Company that they are willing to serve, if elected, and management has no reason to believe that any of the nominees will be unavailable. In the event a nominee for director should become unavailable for election, the persons named in the proxy will vote for the election of any other person who may be recommended and nominated by the Board for the office of director. Information regarding director nominees and directors is set forth below:

NAME
DIRECTOR SINCE	AGE	POSITION WITH THE COMPANY
DIRECTORS AND DIRECTOR NOMINEES:
Walter S. Woltosz	59	Chairman of the Board, Chief Executive Officer
1996		and President of the Company and Words+.
Virginia E. Woltosz	53	Secretary and Director of the Company
1996
Dr. David Z. D'Argenio	55	Director
1997
Dr. Richard R. Weiss	71	Director
1997

Walter S. Woltosz is a co-founder of the Company and has served as its Chief Executive Officer and President and as Chairman of the Board of Directors since its incorporation in July 1996. Mr. Woltosz is also a co-founder of Words+ and served as its Chief Executive Officer and President from its incorporation in 1981 until the appointment of Jeffrey Dahlen as President of Words+ in 2004.

Virginia E. Woltosz is a co-founder of the Company and has served as its Senior Vice President and Secretary since its incorporation in July 1996 until January 31, 2003. Mrs. Woltosz is also a co-founder of Words+ and served as its Vice President, Secretary and Treasurer from its incorporation in 1981 until January 31, 2003. Mrs. Woltosz retired from the position of Senior Vice President as of January 31, 2003, but remains as Secretary and Treasurer of Simulations Plus. Virginia E. Woltosz is the wife of Walter S. Woltosz.

Dr. David Z. D'Argenio started to serve as a Director of the Company in June 1997. He is currently Professor of Biomedical Engineering at the University of Southern California ("USC"), and has been on the faculty at USC since 1979. He also serves as the Co-Director of the Biomedical Simulations Resource Project at USC, a project funded by the National Institutes of Health since 1985.

Simulations Plus Inc. - Notice of Annual Meeting of Shareholders Pg. 5

Dr. Richard R. Weiss started to serve as a Director of the Company in June 1997. From October 1994 to the present, Dr. Weiss has acted as a consultant to a number of aerospace companies through his own consulting entity, Richard R. Weiss Consulting Services. From June 1993 through July 1994, Dr. Weiss was employed by the U.S. Department of Defense as its Deputy Director, Space Launch & Technology.

BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS WHO ARE NOT ALSO DIRECTORS:

NAME
OFFICER SINCE	AGE	POSITION WITH THE COMPANY
Ronald F. Creeley	53	Vice President, Marketing and
1997		Sales of the Company and Words+, Inc.
Momoko A. Beran	52	Chief Financial Officer of the
1996		Company and Words+, Inc.
Jeffrey A. Dahlen	43	President of Words+, Inc.
2003

Ronald F. Creeley joined the Company in February 1997 as its Vice President, Marketing and Sales. Prior to joining the Company, Mr. Creeley had been Marketing Director at Union Pen Company, Time Resources, and New England Business Services, Inc., with experience in marketing and research.

Momoko A. Beran joined Words+ in June 1993 as Director of Accounting and was named the Company's Chief Financial Officer in July 1996. Prior to joining Words+, Ms. Beran had been Financial Controller for AB Component Systems Inc., which had its headquarters in the U.K. Since February 1, 2003, Ms. Beran has also been the Company's Director of Human Resources.

Jeffrey A. Dahlen rejoined the Company in April 2003 as Vice President of Research and Development for Words+ after five years with iAT, a software consulting firm he founded based in Pasadena, California. Mr. Dahlen was promoted to President of Words+, Inc. in April 2004. He is a graduate of Stanford University in Electrical Engineering and has 20 years' experience in both software and hardware design, which includes development of extremely high speed processing hardware with the Jet Propulsion Laboratory at the California Institute of Technology, and over 10 years of software and hardware design and development at Words+.

EXECUTIVE COMPENSATION

The following table sets forth certain information concerning compensation paid or accrued for the fiscal years ended August 2004, 2003, and 2002 by the Company to or for the benefit of the Company's President, Chief Financial Officer, and Vice President, Sales and Marketing. No other executive officers of the Company received total annual compensation for the fiscal year ended August 31, 2004, 2003, or 2002 that exceeded $100,000.

Summary Compensation Table
Name and	Fiscal			Accrued	401(k)	Long-Term
Principal Position	Year	Salary	Bonus (2)	Salary (1)	Match	Compensation (3)
Walter S. Woltosz	2004	$165,000	$38,813	-	-	-
President and Chief	2003	$165,000	$73,538	$190,583	-	-
Executive Officer	2002	$150,000	$27,028	$3,500	-	-
Ronald F. Creeley	2004	$100,000	$ 6,596	-	$3,679	-
Vice President, Sales	2003	$100,000	$ 4,700	$ 35,519	$2,944	-
and Marketing	2002	$97,000	-	$ 20,980	$2,359	-
Momoko A. Beran	2004	$100,000	$ 10,010	-	$3,667	-
Chief Financial Officer	2003	$ 87,500	$ 3,130	$ 47,413	$3,208	-
	2002	***	***	***	-	-

(1) Includes deferred salary from previous years paid during this year.
(2) Accrued bonus due and payable within 10 days after the filing of the annual report.
*** Total compensation less than $100,000.

Simulations Plus Inc. - Notice of Annual Meeting of Shareholders Pg. 6

EMPLOYMENT AND OTHER COMPENSATION AGREEMENTS

The Board of Directors renewed an employment agreement with Walter Woltosz commencing September 1, 2002, for three years. The agreement provided for an annual salary of $165,000. Pursuant to such agreement, Mr. Woltosz was entitled to such health insurance and other benefits that are not inconsistent with that which the Company customarily provides to its other management employees and to reimbursement of customary, ordinary and necessary business expenses incurred in connection with the rendering of services to the Company. The agreement also provides that the Company may terminate the agreement upon 30 days' written notice if termination is without cause and that the Company's only obligation to Mr. Woltosz would be for a payment equal to the greater of (i) 12 months of salary or (ii) the remainder of the term of the employment agreement from the date of notice of termination. Further, the agreement provides that the Company may terminate the agreement for cause (as defined) and that the Company's only obligation to Mr. Woltosz would be limited to the payment of Mr. Woltosz' salary and benefits through and until the effective date of any such termination. As part of the agreement with the original underwriter and as partial compensation for the sale of Words+ to Simulations Plus in 1996, commencing with the Company's fiscal year ending 1997 and for each fiscal year thereafter, Walter and Virginia Woltosz are entitled to receive bonuses not to exceed $150,000 and $60,000, respectively, equal to 5% of the Company's net annual income before taxes. For FY04, prior to the bonus calculation, the net income before tax was $776,255, therefore, the Company accrued bonuses in the total amount of $77,626, for Walter Woltosz and Virginia Woltosz. These bonuses are due and payable within 10 days after the filing of this annual report.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of August 31, 2004 by (i) each person who is known to own beneficially more than 5% of the outstanding shares of our Common Stock, (ii) each of our directors and executive officers, and (iii) all directors and executive officers of the Company as a group:

	AMOUNTAND NATURE OF	PERCENT
BENEFICIAL OWNER (1)(2)	BENEFICIAL OWNERSHIP	OF CLASS
Walter S. and Virginia E. Woltosz (3)	2,074,000	54.67%
Momoko Beran (4)	173,500	4.57%
Ronald F. Creeley (5)	174,000	4.59%
Dr. David Z. D'Argenio (6)	4,153	*
Dr. Richard R. Weiss (7)	4,153	*
Jeffrey A. Dahlen	0	*
All directors and officers as a group	2,429,806	64.05%

* Less than 1%

(1)  Such persons have sole voting and investment power with respect to all Shares of Common Stock shown as being beneficially owned by them, subject to community property laws, where applicable, and the information contained in the footnotes to this table.

(2) The address of each director and executive officer named is c/o the Company, 1220 W. Avenue J, Lancaster, California 93534.

(3)  Own an aggregate of 2,044,000 plus 30,000 shares of common stock underlying an option exercisable within the next 60 days of the date of this Annual Report. Does not include additional stock options for 20,000 shares, which are not exercisable within the next 60 days of the date of this Annual Report.

(4)  Owns 1,300 shares of common stock acquired from the exercise of options granted under the 1996 Stock Option plan, plus 172,200 shares of common stock underlying an option exercisable within the next 60 days of the date of this Annual Report. Does not include stock options for 27,000 shares, which are not exercisable within the next 60 days of the date of this Annual Report.

(5)  Owns 1,000 shares of common stock, plus 173,000 shares of common stock underlying an option exercisable within the next 60 days of the date of this Annual Report. Does not include stock options for 27,000 shares, which are not exercisable within the next 60 days of the date of this Annual Report.

(6)  Owns 1,000 shares of common stock, plus 3,153 shares of common stock underlying an option exercisable within the next 60 days of the date of this Annual Report. Does not include stock options for 450 shares, which are not exercisable within the next 60 days of the date of this Annual Report.

(7)  Owns 1,000 shares of common stock, plus 3,153 shares of common stock underlying an option exercisable within the next 60 days of the date of this Annual Report. Does not include stock options for 450 shares, which are not exercisable within the next 60 days of the date of this Annual Report.

(8) 50,000 shares of common stock options were granted. None of these options are exercisable within the next 60 days of the date of this Annual Report.

Simulations Plus Inc. - Notice of Annual Meeting of Shareholders Pg. 7

-     -

OPTION GRANTS IN FY04

The following table discloses information about option grants to the Named Executive Officers during the year ended August 31, 2004, including hypothetical gains or "option spreads" for the options at the end of their respective ten-year terms, as calculated in accordance with the rules of the SEC. Each gain is based on an arbitrarily assumed annualized rate of compound appreciation of the market price at the date of the grant of 2% and 5% from the date the option was granted to the end of the option term. Actual gains, if any, on option exercises are dependent on the future performance of our common stock, overall market conditions and continued employment.

	No. of	Percent of			Potential Realizable Value at
	Securities	Total Options	Exercise		Assumed Annual Rated of Stock
	Underlying	Granted to	Price per	Expiration	Price Appreciation for Option Term (4)
Name	Options	Employees in	Share (3)	Date	2%	5%
Jeffrey Dahlen	50,000	67%	$4.60	4/16/2014	$44,871	$126,805

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

The following table discloses certain information regarding the options held at August 31, 2004 by the Chief Executive Officer and each other named executive officer.
	Shares	Value	Number		Value of
	Acquired on	Realized	Of Options		Options
	Exercise	(2)	At Aug. 31, 2004		At Aug. 31, 2004 (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Walter S. Woltosz	-	-	15,000	10,000	$26,400	$17,600*
Virginia E. Woltosz	-	-	15,000	10,000	$26,400	$17,600
Momoko a. Beran	-	-	172,000	27,000	$232,613	$37,350
Ronald F. Creeley	-	-	173,000	27,000	$228,750	$34,950
Dr. David Z. D'Argenio	-	-	3,153	450	$4,015	$492
Dr. Richard R. Weiss	-	-	3,153	450	$4,015	$492
Jeffrey Dahlen	-	-	0	50,000	-	-

(1) Based on a per share price of $3.30 at August 31, 2004 less applicable option exercise prices.

(2) The value realized represents the difference between the aggregate closing price of the shares on the date of exercise less the aggregate exercise price paid.

* Granted at $1.54, 110% of market price of the issue date

BOARD COMMITTEES AND MEETINGS

During the fiscal year ended August 31, 2004, the Board of Directors held two meetings. The Board has an Audit Committee and a Compensation Committee.

The Audit Committee consists of Dr. D'Argenio, Dr. Weiss and Mr. Woltosz. The Audit Committee, which meets periodically with management and the Company's independent auditors, reviews the internal accounting procedures of the Company and reviews the services provided by the Company's independent auditors. The Audit Committee met two times during fiscal 2003.

The Compensation Committee consists of Dr. D'Argenio and Dr. Weiss. The Compensation Committee did not meet during fiscal 2004.

During fiscal 2004, each Board member attended 50% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

DIRECTOR COMPENSATION

In accordance with the Company's bylaws, outside directors receive compensation of $2500.00 per year plus $500 per meeting. In addition, each outside director receives options for 500 shares per year at the fair value of the shares on the date of grant.

Simulations Plus Inc. - Notice of Annual Meeting of Shareholders Pg. 8

PROPOSAL 2: TO RATIFY THE SELECTION OF ROSE, SNYDER AND JACOBS CPA's AS THE COMPANY'S INDEPENDENT ACCOUNTANTS

The Board has selected Rose, Snyder and Jacobs CPA's as its independent registered accounting firm for the Company for 2004. A resolution is being submitted to shareholders at the meeting for ratification of such selection and the accompanying proxy will be voted for such ratification, unless instructions to the contrary are indicated therein. Although ratification by shareholders is not a legal prerequisite to the Board's selection of Rose, Snyder and Jacobs as the Company's independent registered accounting firm, the Company believes such ratification to be appropriate. If the shareholders do not ratify the selection of Rose, Snyder and Jacobs, the selection of our independent registered accounting firm will be reconsidered by the Board; however, the Board may select Rose, Snyder and Jacobs, notwithstanding the failure of the shareholders to ratify its selection.

The Board expects that a representative of Rose, Snyder and Jacobs will be present at the meeting, will have an opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

Singer Lewak Greenbaum & Goldstein LLP has been the Company's independent registered accounting firm since 1996. For the fiscal year ended August 31, 2003, Singer Lewak Greenbaum & Goldstein LLP performed audit and other services for the Company including consultations during the year on matters related to accounting, financial reporting and the review of financial and related information that was included in filings with the Securities and Exchange Commission.

The Company incurred the following fees to Singer Lewak Greenbaum & Goldstein, LLP for services rendered during the fiscal year ended August 31, 2004 and 2003.

Fee Category	FY04 Fees (1)	Fy03 Fees
Audit fees	$62,514	$48,173
Audit-related fees	-	-
Tax fees	9,474	5,000
All other fees
Total fees	$71,988	$53,173

(1) Includes fees billed and estimated adjustments by Singer Lewak Greenbaum & Goldstein, LLP in FY04 for the FY03 audit and FY04 quarterly reviews, and tax returns.

AUDIT FEES - Consists of fees incurred for professional services rendered for the audit of Simulations Plus, Inc.'s consolidated financial statements and for reviews of the interim consolidated financial statements included in our quarterly reports on Form 10-QSB and consents for filings with the SEC.

AUDIT-RELATED FEES - Consists of fees billed for professional services that are reasonably related to the performance of the audit or review of Simulations Plus, Inc.'s consolidated financial statements, but are not reported under "Audit fees." No such fees were incurred during the past two years.

TAX FEES - Consists of fees billed for professional services relating to tax compliance, tax reporting, and tax advice.

ALL OTHER FEES - Consists of fees billed for all other services.

The appointment of auditors is approved annually by the Board.

VOTE REQUIRED.

Approval of Proposal 2 requires the affirmative vote of a majority of the shares of Common Stock present and voting at a meeting if a quorum is present.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR approval of Proposal 2.

PROPOSAL 3: APPROVAL OF AMENDMENTS TO THE COMPANY'S 1996 STOCK OPTION PLAN (THE "OPTION PLAN") TO INCREASE THE NUMBER OF SHARES UNDERLYING OPTIONS THAT MAY BE GRANTED UNDER THE PLAN FROM 1,250,000 TO 1,500,000.

Simulations Plus Inc. - Notice of Annual Meeting of Shareholders Pg. 9

The Board of Directors has approved, and recommends that shareholders approve, an amendment to the Company's 1996 Stock Option Plan (the "Option Plan") that would increase the number of shares of Common Stock underlying options that may be granted under the Option Plan from its present number of 1,250,000 shares to 1,500,000 shares.

Shareholders are being asked to approve an amendment to the Company's 1996 Stock Option Plan (the "Option Plan ") to provide for an increase in the number of shares of Common Stock reserved for issuance thereunder by 250,000 shares, from 1,250,000 shares to 1,500,000 shares. As of August 31, 2004, there were 66,666 shares available for grant under the Option Plan. The Board believes that adding shares to the Option Plan is in the best interests of the Company because it will permit the Company to attract and retain employees by providing them with appropriate equity incentives. The Option Plan plays an important role in the Company's efforts to attract and retain employees of outstanding ability.

The Option Plan was adopted by the Board in September 1996 and approved by the shareholders of the Company in September 1996. The Board approved a proposed amendment to the Option Plan on December 18, 2000, to be effective upon shareholder approval. Set forth below is a summary of the principal features of the Option Plan, which summary is qualified in its entirety by reference to the terms and conditions of the Option Plan. The Company will provide, without charge, to each person to whom a Proxy Statement is delivered, a copy of the Option Plan. Any such request should be directed as follows: Secretary, Simulations Plus, Inc., 1220 West Avenue J, Lancaster, California, 93534-2902; telephone number (661) 723-7723; facsimile (661) 723-5524.

SHARES SUBJECT TO THE OPTION PLAN. The stock subject to issuance under the Option Plan consists of shares of the Company's authorized but unissued Common Stock. The Board reserved an aggregate of 1,000,000 shares of Common Stock for issuance under the Option Plan. Shares subject to an option granted pursuant to the Option Plan that expire or terminate for any reason without being exercised or shares subject to an award granted pursuant to the Option Plan that are forfeited or are repurchased by the Company at the original issue price or are subject to an award granted pursuant to the Option Plan that otherwise terminates without shares being issued, will again become available for grant and issuance pursuant to awards under the Option Plan. This number of shares is subject to proportional adjustment to reflect stock splits, stock dividends and other similar events. If the Company's shareholders adopt this Proposal, the maximum number of shares that may be issued under the Option Plan will be 1,500,000 shares.

ELIGIBILITY. Employees, officers, directors, consultants, independent contractors and advisors of the Company (and of any subsidiaries and affiliates) are eligible to receive awards under the Option Plan (the "Participants"). No Participant is eligible to receive more than 75,000 shares of Common Stock in any calendar year under the Option Plan. As of August 31, 2004, approximately 26 persons were in the class of persons eligible to participate in the Option Plan, 123,412 shares had been issued upon exercise of options and 1,059,922 shares were subject to outstanding options. As of that date, 66,666 shares were available for future grant. The closing price of the Company's Common Stock on the American Stock Exchange was $3.30 per share as of August 31, 2004.

Over the term of the Option Plan through August 31, 2004, the following executive officers have been granted the following options to purchase shares under the Option Plan: Walter S. Woltosz (Chairman of the Board, Chief Executive Officer and President of the Company) and Virginia E. Woltosz (Secretary and Director) -50,000, Momoko Beran (Chief Financial Officer) - 200,500, Ronald F. Creeley (Vice President, Marketing and Sales) - 200,000, and Jeffrey A. Dahlen (President of Words+, Inc.) - 50,000.

During this period, the Corporation's executive officers as a group have been granted options to purchase an aggregate of 500,500 shares under the Option Plan, and all employees as a group (excluding executive officers) have been granted options to purchase an aggregate of 681,534 shares under the Option Plan.

ADMINISTRATION. The Option Plan is administered by the Board of Directors (the "Board ") of the Company. Subject to the terms of the Option Plan, the Board determines the persons who are to receive awards, the number of shares subject to each such award, and the terms and conditions of such awards. The Board also has the authority to construe and interpret any of the provisions of the Option Plan or any awards granted thereunder.

STOCK OPTIONS. The Option Plan permits the granting of options that are intended to qualify either as Incentive Stock Options (" ISOs ") or Non-qualified Stock Options (" NQSOs"). ISOs may be granted only to employees (including officers and directors who are also employees) of the Company or any parent or subsidiary of the Company. The option exercise price for each ISO share must be no less than 100% of the "fair market value" (as defined in the Option Plan) of a share of Common Stock at the time the ISO is granted. The Option exercise price for each NQSO share must be no less than 85% of the fair market value of a share of Common Stock at the time of grant. The Company has not granted options under the Option Plan at less than fair market value and does not intend to do so in the foreseeable future.

Simulations Plus Inc. - Notice of Annual Meeting of Shareholders Pg. 10

The exercise price of options granted under the Option Plan may be paid as approved by the Board at the time of grant: (1) in cash (by check); (2) by cancellation of indebtedness of the Company to the Participant; (3) by surrender of shares of the Company's Common Stock owned by the Participant for at least six months and having a fair market value on the date of surrender equal to the aggregate exercise price of the option; (4) by tender of a full recourse promissory note; (5) by waiver of compensation due to or accrued by the Participant for services rendered; (6) by a "same-day sale" commitment from the Participant and a National Association of Securities Dealers, Inc. ("NASD") broker; (7) by a "margin" commitment from the Participant and an NASD broker; or (8) by any combination of the foregoing.

TERMINATION OF OPTIONS. Except as provided below, each option expires ten years after the date of grant. Options granted to a 10% shareholder expire five years after the date of grant. In the event an optionee's relationship with the Company is terminated for any reason, including death or disability, the optionee will have the right to exercise the option at any time within six months (or such shorter or longer time period not exceeding five years as may be determined by the Board) after such termination, to the extent the right to exercise such option has accrued and had not previously been exercised at the date of termination, but in any event no later than the option expiration date.

AMENDMENT OF THE OPTION PLAN. The Board may at any time terminate or amend the Option Plan, including amending any form of award agreement or instrument to be executed pursuant to the Option Plan. However, the Board may not amend the Option Plan in any manner that requires shareholder approval pursuant to the Code or the regulations promulgated thereunder, or pursuant to the Exchange Act or rule 16b-3 (or its successor) promulgated thereunder.

TERM OF THE OPTION PLAN. Unless terminated earlier as provided in the Option Plan, the Option Plan will expire in September 2006, ten years from the date the Option Plan was adopted by the Board.

FEDERAL INCOME TAX INFORMATION. THE FOLLOWING IS A GENERAL SUMMARY AS OF THE DATE OF THIS PROXY STATEMENT OF THE FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND PARTICIPANTS UNDER THE OPTION PLAN. FEDERAL TAX LAWS MAY CHANGE AND THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES FOR ANY SUCH PARTICIPANT WILL DEPEND UPON HIS OR HER INDIVIDUAL CIRCUMSTANCES. EACH PARTICIPANT HAS BEEN AND IS ENCOURAGED TO SEEK THE ADVICE OF A QUALIFIED TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE OPTION PLAN.

INCENTIVE STOCK OPTIONS. A Participant will recognize no income upon grant of an ISO and incur no tax on its exercise (unless the Participant is subject to the alternative minimum tax ("AMT")). If the Participant holds shares acquired upon exercise of an ISO (the "ISO Shares") for more than one year after the date the option was exercised, and for more than two years after the date the option was granted, the Participant generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. The gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO Shares.

If the Participant disposes of ISO Shares prior to the expiration of either required holding period (a "disqualifying disposition"), the gain realized upon such disposition, up to the difference between the fair market value of the ISO Shares on the date of exercise (or, if less, the amount realized on a sale of such shares) and the option exercise price, will be treated as ordinary income. Any additional gain will be long-term or short-term capital gain, depending upon the amount of time the ISO Shares were held by the Participant.

ALTERNATIVE MINIMUM TAX. The difference between the fair market value of the ISO Shares on the date of exercise and the exercise price is an adjustment to income for purposes of AMT. The AMT (imposed to the extent it exceeds the taxpayer's regular tax) is 26% of an individual taxpayer's alternative minimum taxable income (28% in the case of alternative minimum taxable income in excess of $175,000). Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items (including the difference between the fair market value of the ISO Shares on the date of exercise and the exercise price), and reducing this amount by the applicable exemption amount ($45,000 in case of a joint return, subject to reduction under certain circumstances). If a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those ISO Shares. Also, upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of the fair market value of the ISO Shares at exercise over the amount paid for the ISO Shares.

NONQUALIFIED STOCK OPTIONS. A Participant will not recognize any taxable income at the time an NQSO is granted. However, upon exercise of an NQSO, the Participant must include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the Participant's exercise price. The included amount must be treated as ordinary income by the Participant and may be subject to withholding by the Company (either by payment in cash or withholding out of the Participant's salary). Upon resale of the shares by the Participant, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss.

Simulations Plus Inc. - Notice of Annual Meeting of Shareholders Pg. 11

TAX TREATMENT OF THE COMPANY. The Company generally will be entitled to a deduction in connection with the exercise of an NQSO by a Participant to the extent that the Participant recognizes ordinary income and the Company withholds tax. The Company will be entitled to a deduction in connection with the disposition of ISO Shares only to the extent that the Participant recognizes ordinary income on a disqualifying disposition of the ISO Shares.

ERISA. The Option Plan is not subject to any of the provisions of ERISA and is not qualified under Section 401(a) of the Code.

NEW PLAN BENEFITS

The amounts of future option grants under the Option Plan are not determinable because, under the terms of the Option Plan, such grants are made in the discretion of the Board. Future option exercise prices are not determinable because they are based upon fair market value of the Company's Common Stock on the date of grant.

Need for Shareholder Approval of the Amendment to the Option Plan

In order to allow the options that have been issued as incentive stock options to receive the favorable tax treatment such options are allowed, as well as to obtain certain exemptions from Exchange Act Section 16 "short-swing profits" rules that would otherwise apply, shareholders of the Company must approve the amendment to the Option Plan within twelve months of the date it was adopted by the Board of Directors.

VOTE REQUIRED

Approval of the amendment to the Option Plan requires the affirmative vote of a majority of the shares of Common Stock present and voting at a meeting if a quorum is present.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR approval of Proposal 3.

OTHER MATTERS

The Board of Directors of the Company knows of no other matters to be presented at the Annual Meeting other than those described above. However, if any other matters properly come before the meeting, it is intended that any shares voted by proxy will be voted in the discretion of the Board of Directors.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 as amended (the "Exchange Act") requires the Company's officers and directors, and persons who own more than ten percent of its Common Stock to file reports of ownership and changes of ownership with the Securities and Exchange Commission and NASDAQ. Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on the Company's review of the copies of those forms received by the Company, or written representations from such persons the Company believes that all Section 16(a) filing requirements for the fiscal year ended August 31, 2004 were met.

By Order of the Board of Directors

/s/ Virginia E. Woltosz
Virginia E. Woltosz
Secretary

Dated: December 5, 2004

Simulations Plus Inc. - Notice of Annual Meeting of Shareholders Pg. 12

Appendix 1: Audit Committee Charter

ORGANIZATION:

The audit committee shall be composed of directors, the majority of whom are independent of the management of the corporation and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member.

STATEMENT OF POLICY:

The audit committee shall provide assistance to the corporate management in fulfilling their responsibility to the shareholders, potential shareholders, and investment community on matters relating to corporate finances. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent registered accounting firm ("independent auditors"), and the financial management of the corporation.

RESPONSIBILITIES:

In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of high quality.

In carrying out these responsibilities, the audit committee will:

Review and recommend to the management the independent auditors to be selected to audit the financial statements of the corporation and its subsidiary.

  Review with the independent auditors, the company's management, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company policy.
  Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.
  Provide sufficient opportunity for independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, accounting, auditing personnel, and the cooperation that the independent auditors received during the course of the audit.
  Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

Simulations Plus Inc. - Notice of Annual Meeting of Shareholders Pg. 13

Appendix 2: Form of Proxy Card

APPENDIX 2: FORM OF PROXY CARD

Exhibit to Proxy Statement for the 2005 Annual Meeting of Shareholders
Simulations Plus, Inc.

Simulations Plus Inc. - Notice of Annual Meeting of Shareholders Pg. 14

Proxy

Solicited by the Board of Directors of Simulations Plus, Inc. - Annual Meeting of Shareholders - February 18, 2005

The undersigned hereby appoints Walter S. Woltosz and Momoko Beran, or either of them, attorneys and proxies for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to represent and vote, as designated below, all shares of stock of Simulations Plus, Inc., a California Corporation, held of record by the undersigned on December 5, 2004, at the Annual Meeting of the Shareholders to be held at 1220 W. Avenue J, Lancaster, California at 2:00 p.m. Pacific Standard Time on February 18, or at any adjournment or postponement of such meeting, in accordance with and as described in the Notice of Annual Meeting of Shareholders and Proxy Statement. If no direction is given, this proxy will be voted FOR Proposals 1, 2 and 3, and in the discretion of the proxy as to such other matters as may properly come before the meeting.

[X] Please mark the votes as in this example.

The Board of Directors recommends a vote for Proposals 1, 2 and 3.

1. Election of Directors

Nominees: Walter S. Woltosz, Virginia E. Woltosz, Dr. David Z. D'Argenio and Dr. Richard R. Weiss

FOR [ ]	WITHHELD [ ]

FOR all nominees except as stated on line above

2. Ratification of Selection of Rose, Snyder and Jacobs CPA's as Auditors

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

3. Approval of Amendment to 1996 Stock Option Plan

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies all that the proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

Please sign exactly as your name appears on the address label affixed hereto. If acting as attorney, executor, trustee or in other representative capacity, sign name and title.

Date:

Signature:

Signature if held jointly:

Simulations Plus Inc. - Notice of Annual Meeting of Shareholders Pg. 15